                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE

                            ARKANSAS BEST CORPORATION
                      ANNOUNCES TENTATIVE AGREEMENT REACHED
                 WITH THE INTERNATIONAL BROTHERHOOD OF TEAMSTERS

(Fort Smith, Arkansas, February 6, 2003) - Arkansas Best Corporation (Nasdaq:
ABFS) today announced a tentative labor contract agreement has been reached between the International Brotherhood of Teamsters (IBT) and Trucking Management Inc. (TMI) a division of the Motor Freight Carriers Association (MFCA). This tentative agreement is subject to ratification by the freight members of IBT. The agreement has an effective date of April 1, 2003.

The proposed new contract provides Arkansas Best's largest subsidiary, ABF Freight System, Inc., added flexibility to grow business in new markets and to provide competitive service across the North American system. It also provides for increases in wages and benefits for ABF contractual employees.

Details of the agreement will be discussed at a joint press conference of the IBT and TMI that will be held in Chicago, this afternoon, Thursday, February 6, 2003 at 2:00 p.m. CST.

Arkansas Best Corporation, headquartered in Fort Smith, AR, is a diversified transportation holding company with two primary operating subsidiaries. ABF Freight System, Inc., in continuous service since 1923, provides national transportation of less-than-truckload ("LTL") general commodities throughout North America. Clipper is an intermodal marketing company that provides domestic freight services utilizing rail and over-the-road transportation.


Contact: Mr. David E. Loeffler, Vice President, Chief Financial Officer and Treasurer
          Telephone:  (479) 785-6157

          Mr. David Humphrey, Director of Investor Relations
          Telephone:  (479) 785-6200



                                 END OF RELEASE